Exhibit 10.2

Amendment to Amended and Restated Registration Rights Agreement

This Amendment to Amended and Restated Registration Rights Agreement (this “Amendment”) is made and entered into as of April 29, 2016, by and among EVINE Live Inc. (formerly known as ValueVision Media, Inc.), a Minnesota corporation (together with its successors and assigns, the “Company”), ASF Radio, L.P., a Delaware limited partnership (together with its successors and assigns, “ASF Radio”), and NBCUniversal Media, LLC (formerly NBC Universal, Inc.), a Delaware limited liability company (together with its successors and assigns, “NBC”). Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Registration Rights Agreement (as herein defined).

RECITALS

WHEREAS, each of the Company, GE Capital Equity Investments, Inc. (“GECEI”) and NBC entered into an Amended and Restated Registration Rights Agreement, dated as of February 25, 2009 (the “Registration Rights Agreement”);

WHEREAS, in connection with that certain Trademark License Agreement, dated as of November 16, 2000, between NBC and the Company (as subsequently amended), the Registration Rights Agreement was amended to increase the aggregate number of Demand Registrations that Holders may make under the Registration Rights Agreement from four to five;

WHEREAS, as of the date hereof, GECEI is transferring to ASF Radio all of its outstanding equity interests in the Company, consisting of 3,545,049 shares of Common Stock;

WHEREAS, as of the date hereof, the Amended and Restated Shareholder Agreement dated as of February 25, 2009, among the Company, GECEI and NBC is being terminated, and the Company is entering into a new shareholder agreement with NBC; and

WHEREAS, the parties hereto desire to amend the Registration Rights Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the parties hereto agree as follows:

1. Section 1 of the Registration Rights Agreement is hereby amended by the addition of the following:

“ASF Restricted Parties: Each of (i) ASF Radio, its Ultimate Parent Entity (if any), each Subsdiary of ASF Radio and each Subsidiary of its Ultimate Parent Entity, and (ii) any Affiliate of any Person that is an ASF Restricted Party if (and only if) such Restricted Party has the right or power (acting alone or solely with other ASF Restricted Parties) to either cause such Affiliate to comply with or prevent such Affiliate from not complying with all of the terms of this Agreement that are applicable to ASF Restricted Parties. For purposes of this definition, “Ultimate Parent Entity” means, with respect to any Person (the “Subject Person”), the Person (if any) that (i) owns, directly or indirectly through one or more intermediaries, or both, shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of the Subject Person and (ii) is not itself a Subsidiary of any other Person or is a natural person; “Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company, joint venture or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries (including, without limitation, other Subsidiaries), or both, by such Person; “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; “Person” means an individual, corporation, unincorporated association, partnership, group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), trust, joint stock company, joint venture, business trust or unincorporated organization, limited liability company, any governmental entity or any other entity of whatever nature; and “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

2. The definition of “Restricted Parties” in Section 1 of the Registration Rights Agreement is hereby deleted and replaced in its entirety with the following definition:

“Restricted Parties”: (i) when in the context of ASF Radio, the ASF Restricted Parties; and (ii) when in the context of NBC, as defined in the Shareholder Agreement.

3. The definition of “Shareholder Agreement” in Section 1 of the Registration Rights Agreement is hereby deleted and replaced in its entirety with the following definition:

“Shareholder Agreement”: The Shareholder Agreement, dated as of April 29, 2016, between the Company and NBC, as such agreement may be amended, supplemented or otherwise modified from time to time.

4. The first sentence of Section 2(a) of the Registration Rights Agreement is hereby amended to read as follows:

Subject to the terms and conditions of the Shareholder Agreement, at any time and from time to time, subject to the conditions set forth in this Agreement, one or more Holders will have the right, by written notice delivered to the Company (a “Demand Notice”), to require the Company to register Registrable Securities under and in accordance with the provisions of the Securities Act (a “Demand Registration”); provided that (i) ASF Radio and the ASF Restricted Parties may not make in the aggregate more than two (2) Demand Registrations under this Agreement and (ii) NBC and the Restricted Parties under its Shareholder Agreement may not make in the aggregate more than three (3) Demand Registrations under this Agreement; provided, further, that: (A) no such Demand Registration may be required unless the Holders requesting such Demand Registration provide to the Company a certificate (the “Authorizing Certificate”), seeking to include at least two million (2,000,000) shares of Registrable Securities in such Demand Registration as of the date the Demand Notice is given; and (B) no Demand Notice may be given prior to six (6) months after the effective date of the immediately preceding Demand Registration or, if later, the date on which a registration pursuant to this Section 2 is terminated in its entirety prior to the effective date of the applicable registration statement.

5. The last sentence of Section 2(c) of the Registration Rights Agreement is hereby amended to read as follows:

In the event of a reduction in the number of Registrable Securities to be included in a Demand Registration pursuant to the preceding sentence, the Registrable Securities to be so included shall be allocated among all Holders requesting inclusion of Registrable Securities therein on the basis of the amount of Registrable Securities requested to be included therein by each such Holder, without priority for the Holder or Holders initiating such Demand Registration.

6. The notice addresses in Section 9(c) of the Registration Rights Agreement are hereby amended to read as follows:

If to the Company:	EVINE Live Inc. 6740 Shady Oak Road Eden Prairie, MN 55344-3433 Attention: General Counsel

With copies (which shall not constitute notice) to:	Davis & Gilbert LLP 1740 Broadway New York, NY 10019 Attention: Brad Schwartzberg
If to ASF Radio:	ASF Radio, L.P. c/o ASF Radio GP, LLC 1370 Avenue of the Americas, 22nd Floor New York, NY 10019 Attention: Mark Benedetti

With a copy (which shall not constitute notice) to:	Proskauer Rose LLP 110 Bishopsgate London EC2N 4AY United Kingdom Attention: Bruno Bertrand-Delfau

If to NBC:	NBCUniversal Media, LLC 30 Rockefeller Plaza New York, New York 10112 Attention: Chief Financial Officer

With copies (which shall not constitute notice) to:	NBCUniversal Media, LLC 30 Rockefeller Plaza New York, New York 10112 Attention: General Counsel

and Comcast Corporation One Comcast Center 1701 John F. Kennedy Blvd. Philadelphia, PA 19103 Attention: General Counsel

7. Except as specifically amended hereby, the Registration Rights Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto. The provisions of this Amendment may not be amended, modified or supplemented without the prior written consent of the parties hereto.

8. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

9. This Amendment will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflict of laws.

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IN WITNESS WHEREOF, the parties have executed this Amendment to Amended and Restated Registration Rights Agreement as of the date first written above.

EVINE LIVE INC.

By: /s/ Damon Schramm
Name: Damon Schramm
Title: SVP – General Counsel

ASF RADIO, L.P.

By: /s/ Michael Fellmann
Name: Michael Fellmann
Title: Secretary

NBCUNIVERSAL MEDIA, LLC

By: /s/ Robert Eatroff
Name: Robert Eatroff
Title: Executive Vice President